UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 pages

ITEM 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(e) On November 13, 2008 at the Company’s 2008 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company’s 2003 Employee, Director and Consultant Stock Option Plan, as previously amended (the “Option Plan”), to increase the number of shares of common stock available for issuance thereunder by 1,500,000 shares.

The Option Plan, as amended, is attached hereto and is being filed pursuant to this Item 5.02 as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On November 13, 2008 at the 2008 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation, as amended, to increase the Company’s authorized common stock from 60,000,000 shares to 150,000,000 shares. The Certificate of Amendment was filed with the Secretary of State of Delaware on November 14, 2008.

A copy of the Certificate of Amendment, reflecting the amendment to Article Fourth, Section A of the Company’s Restated Certificate of Incorporation, as amended, is attached hereto and is being filed pursuant to this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Myriad Genetics, Inc. as filed with the Secretary of State of the State of Delaware on November 14, 2008.

10.1	Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: November 19, 2008	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Myriad Genetics, Inc. as filed with the Secretary of State of the State of Delaware on November 14, 2008.

10.1	Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

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